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                                                                    Exhibit 99.1
                                     PROXY

                         BATTLE MOUNTAIN GOLD COMPANY

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON JANUARY 5, 2001

     The undersigned hereby appoints Karl E. Elers, John A. Keyes, Joseph J. Baylis and Greg V. Etter, or any of them, as proxies or proxy of the undersigned, each with full power of substitution, to represent and to vote as designated on the reverse side the shares of common stock or preferred stock of Battle Mountain Gold Company (the "Company") that the undersigned is entitled to vote at the special meeting of stockholders of the Company to be held on January 5, 2001 or any adjournment or postponement thereof (the "Special Meeting").

     This proxy card revokes all proxies previously given by the undersigned to vote at the Special Meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement/Prospectus relating to the Special Meeting.

     Please mark your vote on the reverse side, sign, date and return this proxy card promptly in the enclosed envelope. This proxy when properly executed will be voted in the manner directed by you on the reverse side. If you sign, date and mail this proxy card without indicating how you want to vote, this proxy will be voted for item 1 on the reverse side and in the manner set forth in item 2 on the reverse side. If you fail to properly execute and return this proxy card, or if you fail to instruct your broker how to vote shares held for you in the broker's name, the effect will be the same as a vote against the proposal set forth in item 1 on the reverse side.

            (Continued and to be signed and dated on reverse side)

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/X/  Please mark your votes as in this example.  Votes must be indicated in blue or black ink.

The Board of Directors of the Company recommends a vote FOR the following:
1. To approve the Agreement and Plan of Merger, dated as of June 21, 2000, among the Company, Newmont Mining Corporation and Bounty Merger Corp.

     FOR                AGAINST                 ABSTAIN
     / /                 / /                     / /


2. In their discretion, the proxies or proxy are authorized to vote upon all other matters as may properly be brought before the Special Meeting and all matters incident to the conduct of the Special Meeting.



                              Dated: ___________________


                              _________________________________________
                              (Signature)

                              _________________________________________
                              (Signature, if shares are held jointly)

                              _________________________________________
                              (Title, if applicable)

Note: Please sign exactly as name appears above. When shares are held in name of joint holders, each should sign. When signing as attorney, executor, trustee, guardian, etc., please so indicate. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

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                          BATTLE MOUNTAIN CANADA LTD.

                FORM OF PROXY FOR HOLDERS OF EXCHANGEABLE SHARES

THIS PROXY IS SOLICITED BY THE MANAGEMENT OF BATTLE MOUNTAIN CANADA LTD. ("BMC")
 FOR USE AT THE SPECIAL MEETING OF HOLDERS OF EXCHANGEABLE SHARES TO BE HELD ON
    JANUARY 5, 2001, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF (THE "BMC
                                   MEETING").

The undersigned hereby appoints Karl E. Elers, or failing him, John A. Keyes, or failing him, Joseph J. Baylis, or failing him, Greg V. Etter, each a director or officer of BMC, or instead of any of them, ___________________________________, as proxyholder, with full power of substitution, to attend, vote and act on the undersigned's behalf in respect of all of the exchangeable shares of BMC ("Exchangeable Shares") registered in the undersigned's name or designated in a duly executed omnibus proxy, as the case may be, at the BMC Meeting and hereby revoke any and all previous appointments of proxyholders by the undersigned. I direct that such Exchangeable Shares be voted as specified below and, if not so specified, be voted FOR the following:

          1. To consider, pursuant to an order of the Ontario Superior Court of Justice dated November 20, 2000, and, if deemed advisable, to pass, with or without variation, a special resolution, the full text of which is set out in Appendix A to the accompanying Management Information Circular dated December 1, 2000 of BMC, approving an arrangement under section 182 of the Business Corporations Act (Ontario) involving the acquisition by Newmont Mining Corporation ("Newmont") or one of its subsidiaries of all of the issued and outstanding Exchangeable Shares (other than those held by Battle Mountain Gold Company and its subsidiaries) in exchange for shares of common stock of Newmont (and cash in lieu of fractional shares).

                      [  ] FOR                [  ] AGAINST

          If any amendments or variations to the matters referred to above are proposed at the BMC Meeting or any adjournments or postponements thereof, this proxy confers discretionary authority on the person voting the proxy to vote on such amendments or variations.

          Whether or not you anticipate attending the BMC Meeting in person, kindly fill in and sign this form of proxy and return it in the envelope provided. This form of proxy will not be valid unless it is completed and returned to the transfer agent of BMC, CIBC Mellon Trust Company, Proxy Department, 200 Queens Quay East, Unit 6, Toronto, Ontario M5A 4K9 in the enclosed return envelope or by fax to (416) 368-2502, no later than 5:00 p.m. (Toronto time) on Thursday, January 4, 2001 or, in the case of any adjournment or postponement of the BMC Meeting by no later than 5:00 p.m. (Toronto time) on the last Business Day immediately preceding the date of such adjourned or postponed meeting.

          Dated: _________________

          _____________________________________________________________________
               (Signature of Registered Holder of Exchangeable Shares)

          _____________________________________________________________________
                                      (Print Name)

          _____________________________________________________________________
                                  (Title, if applicable)

          _____________________________________________________________________
                        (Signature of Registered Holder of Exchangeable
                                 Shares, if held jointly)

          _____________________________________________________________________
                                       (Print Name)

          _____________________________________________________________________
                                   (Title, if applicable)

          If this proxy is not dated, it is deemed to bear the date that it was mailed to the shareholder.

                                  INSTRUCTIONS

1. If you are unable to attend the BMC Meeting, but wish to be represented, you have the right to appoint a person, who need not be a holder of Exchangeable Shares, to attend and vote on your behalf. If you use this form of proxy, but wish to appoint some person other than Karl E. Elers, or failing him, John A. Keyes, or failing him, Joseph J. Baylis, or failing him, Greg V. Etter, as your proxyholder, you must strike out their names and insert the name of that other person in the blank space provided. The proxyholder must attend the BMC Meeting in order to vote on your behalf.

2. You should indicate your choice on the matter set out on the reverse side by checking the appropriate box. If no choice is specified, your Exchangeable Shares will be voted for approval of the Arrangement Resolution, with or without variation.

3. The Exchangeable Shares represented by this form of proxy will be voted on any ballot that may be called for in accordance with the instructions contained herein. In the absence of such instructions, such Exchangeable Shares will be voted for the approval of the Arrangement Resolution.

4. If you are a holder of Exchangeable Shares and are an individual, please sign exactly as your Exchangeable Shares are registered. If the Exchangeable Shares are held in the name of joint holders, each holder must sign exactly as the Exchangeable Shares are registered. If you are a holder of Exchangeable Shares and are a corporation, this proxy must be executed by a duly authorized officer or attorney of the corporation and, if the corporation has a corporate seal, its corporate seal should be affixed. If Exchangeable Shares are registered in the name of an executor, administrator or trustee, please sign exactly as the Exchangeable Shares are registered. If the Exchangeable Shares are registered in the name of a deceased holder of Exchangeable Shares, such holders' name must be printed in the space provided, the proxy must be signed by the legal representative with his or her name printed below his or her signature and evidence of authority to sign on behalf of the deceased holder must be attached to this proxy.

5. All holders of Exchangeable Shares should refer to the accompanying Management Information Circular of BMC dated December 1, 2000 (the "Circular") for further information regarding completion and use of this proxy and other information pertaining to the BMC Meeting.

6. To be valid, this proxy must be dated and signed by you, as the registered holder of Exchangeable Shares, or as a person named as a proxyholder in respect of the BMC Meeting in an omnibus proxy containing a power of substitution pursuant to applicable securities laws, or your attorney.

                      THIS IS YOUR PROXY. PLEASE COMPLETE
                      AND RETURN IN THE ENVELOPE PROVIDED.



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                            VOTING INSTRUCTION CARD

                    Direction Given by Registered Holders of
                              Exchangeable Shares
                    for the Special Meeting of Stockholders
                                       of
                          Battle Mountain Gold Company

The undersigned, having read the Notice of Special Meeting of Stockholders of Battle Mountain Gold Company (the "Company") to be held on January 5, 2001 (including any adjournment or postponement thereof, the "BMG Special Meeting"), the Proxy Statement/Prospectus dated December 1, 2000 and the accompanying Special Voting Instructions for holders of Exchangeable Shares, receipt of each of which is hereby acknowledged, does hereby instruct and direct CIBC Mellon Trust Company (the "Trustee"), pursuant to the provisions of the Voting, Support and Exchange Trust Agreement, dated July 19, 1996, among the Company, Battle Mountain Canada Ltd. (f/k/a Hemlo Gold Mines Inc.) and the Trustee (as successor to The R-M Trust Company), as indicated on the reverse side.

Please mark your vote on the reverse side, sign, date and return this voting instruction card promptly in the enclosed envelope. If you sign, date and mail this voting instruction card without indicating how you want to vote (or if you select Alternative A but do not indicate how you want to vote on item 1 of Alternative A), the Trustee is hereby authorized and directed to vote for item 1 of Alternative A and in the manner set forth in item 2 of Alternative A. If you fail to properly execute and return this voting instruction card, or if you fail to instruct your broker how to vote shares held for you in the broker's name, your shares will not be represented or voted at the BMG Special Meeting and the practical effect will be the same as a vote against the proposal set forth in item 1 of Alternative A.

The Board of Directors of the Company recommends that stockholders vote FOR item 1 of Alternative A.

            (Continued and to be signed and dated on reverse side)




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The undersigned does hereby instruct and direct the Trustee to:

(Please select only one of Alternatives A, B or C below)

[ ] A. Exercise or cause to be exercised, whether by proxy given by the Trustee to a representative of the Company or otherwise, the undersigned's voting rights at the BMG Special Meeting as follows:

      (Please complete the following only if you selected Alternative A)

      1. To approve the Agreement and Plan of Merger, dated as of June 21, 2000, among the Company, Newmont Mining Corporation and Bounty Merger Corp.

           FOR      AGAINST

           [  ]       [  ]

      2. To vote, in its discretion, upon any and all matters incident to the foregoing and such other business as may legally come before the BMG Special Meeting.

      (If you selected Alternative A, proceed to the date line below)

[ ] B. Deliver a proxy card to the undersigned at the BMG Special Meeting with respect to all the Exchangeable Shares of Battle Mountain Canada Ltd. held by the undersigned on the record date for the BMG Special Meeting so that the undersigned may exercise personally the undersigned's voting rights at the BMG Special Meeting.

      (If you selected Alternative B, proceed to the date line below)

[  ]  C.  Deliver a proxy card to ________________________________ to attend and act for and on behalf of the undersigned at the BMG Special Meeting with respect to all the Exchangeable Shares of Battle Mountain Canada Ltd. held by the undersigned on the record date for the BMG Special Meeting with all the powers that the undersigned would possess if personally present and acting thereat, including the power to exercise the undersigned's voting rights at the BMG Special Meeting.

Dated: ____________________________________

Signature: _______________________________________________________________

Print Name: ______________________________________________________________

Title (if applicable): ___________________________________________________

Signature: _______________________________________________________________
                                (if held jointly)

Print Name: ______________________________________________________________

Title (if applicable): ___________________________________________________

Note: If you are a holder of Exchangeable Shares and are an individual, please sign exactly as your Exchangeable Shares are registered. If the Exchangeable Shares are held jointly, each holder must sign. If you are a holder of Exchangeable Shares and are a corporation, this voting instruction card must be executed by a duly authorized officer or attorney of the corporation and, if the corporation has a corporate seal, its corporate seal should be affixed. If Exchangeable Shares are registered in the name of an executor, administrator or trustee, please sign exactly as the Exchangeable Shares are registered.